Exhibit 99.B(j)(1)

United States Securities & Exchange Commission

450 Fifth Street, NW

Washington, DC  20549

RE:                           Miles Funds, Inc., 33-87498, 811-08910

Post-Effective Amendment No. 50

Our File No.: 7284.020

Filed concurrently herewith today is Post-Effective Amendment No. 50 to the Registration Statement on Form N1-A for Miles Funds, Inc. filed pursuant to Rule 485(b).  We hereby consent to the reference to us as the Fund’s legal counsel therein. We reviewed the Post-Effective Amendment and are of the opinion that this Post-Effective Amendment No. 50 does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Yours very truly,

Cline Williams
Wright Johnson & Oldfather, L.L.P.

By: John C. Miles